UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 17, 2008, Office Depot, Inc. released the following press release:

            CONTACTS:

Brian Turcotte
Investor Relations
561-438-3657
brian.turcotte@officedepot.com

Brian Levine
Public Relations
561-438-2895
brian.levine@officedepot.com

David Reno/Dan Gagnier
Sard Verbinnen & Co.
212-687-8080
dreno@sardverb.com
dgagnier@sardverb.com

ALL FOUR LEADING PROXY ADVISORS RECOMMEND THAT OFFICE DEPOT STOCKHOLDERS
REJECT ALAN LEVAN’S DISSIDENT NOMINEES

Egan-Jones And Glass Lewis & Co. Join PROXY Governance And RiskMetrics/ISS In Recommending
That Stockholders Reject Dissidents And Use Office Depot’s WHITE Proxy Card*

Office Depot Recommends That Stockholders Vote FOR Each Of The Company’s Directors
On The WHITE Proxy Card

Delray Beach, Fla., April 17, 2008 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced that Glass Lewis & Co. and Egan-Jones Proxy Services, two independent proxy voting advisory services, have joined PROXY Governance and RiskMetrics/ISS in recommending that Office Depot stockholders vote to reject the two dissident directors nominated by Alan Levan and his company Woodbridge at Office Depot’s Annual Meeting of Stockholders scheduled for April 23, 2008.

Commenting on the supportive recommendations of all four leading proxy advisory firms, Office Depot Chairman and CEO Steve Odland said, “We appreciate the thorough analysis that these firms have undertaken and are pleased with their recommendation that our stockholders reject Alan Levan and his dissident nominees. Office Depot’s board and management are disappointed with the Company’s recent performance and we share our stockholders' frustration. However, the entire board as well as management are fully dedicated to enhancing Office Depot's operating performance and we are implementing a strong strategic plan designed to increase value for all of our stockholders.”

In evaluating Alan Levan’s and Woodbridge’s nominees, Glass Lewis noted:**

•	“. . . shareholders should now take a closer look at the dissident nominees to see whether their qualifications and track records would be beneficial to Office Depot.”

•	“. . . we do not believe that the [Levan/Woodbridge] nominees are the right individuals, nor is their proposed plan substantial enough, to effect long-term change at the Company.”

In its analysis, Egan-Jones concluded:***

•	“While there is no doubt that the Company's management and board have considerable challenges ahead and their turnaround plans have yet to bear fruit, given in particular our view that the dissidents' plans as publicly disclosed lack sufficient detail, we believe that support for the [Levan/Woodbridge] nominees for director is not in the best interests of the Company and its shareholders.”

Office Depot strongly recommends that its stockholders vote FOR each of the Company’s directors and its proposals on the WHITE proxy card.

We encourage stockholders to vote electronically using the simple procedures to vote by telephone or Internet contained on their proxy cards. It will only take a few moments to ensure that their votes are received in time to be counted at the Annual Meeting of Stockholders, which is scheduled for 8:30 a.m. EDT on Wednesday, April 23, 2008.

Only the latest dated proxy that is received by the deadline will be counted. Please disregard any Gold proxy cards received from Levan, his company Woodbridge, or their agents.

Stockholders who have questions or need assistance in voting their shares should contact MacKenzie Partners, Inc. by calling toll-free (800) 322-2885.

*          *          *          *

Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

About Office Depot
Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through more than 1,600 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.9 billion e-commerce operation. Office Depot has annual sales of approximately $15.5 billion, and employs about 49,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 43 countries.

Office Depot's common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”), provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this document are “forward-looking” statements under the Act. Except for historical financial and business performance information, statements made in this document should be considered ‘forward-looking’ as referred to in the Act. These forward-looking statements speak only as of the date of this document; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of our company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this document. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

*	PROXY Governance, Inc. April 16, 2008; ISS Governance Services, US Proxy Advisory Services, April 11, 2008;Glass Lewis & Co. April 16, 2008; and Egan-Jones Proxy Services April 16, 2008.
**	Glass Lewis & Co. April 16, 2008.
***	Egan-Jones Proxy Services April 16, 2008.
Permission to cite or quote each of the foregoing neither sought nor obtained.